UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2014

OCEANFIRST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-11713	22-3412577
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

975 HOOPER AVENUE, TOMS RIVER, NEW JERSEY 08753

(Address of principal executive offices, including zip code)

(732)240-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 140.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company’s 2014 Annual Meeting of Stockholders was held on May 8, 2014 (the “Annual Meeting”). A total of 16,291,459 shares were present or represented by proxy at the Annual Meeting. The matters considered and voted on by the Company’s stockholders at the Annual Meeting and the vote of the stockholders were as follows:

Matter	1. The election of three directors, each for a three-year term.

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Joseph J. Burke	13,991,957	289,701	2,009,801
Angelo Catania	13,955,801	325,857	2,009,801
John R. Garbarino	13,813,306	468,352	2,009,801

Matter 2.	An advisory (non-binding) vote to approve the compensation paid to the Company’s named executive officers.

Shares Voted For	Shares Voted Against	Shares Voted Abstain	Broker Non-Votes
12,018,685	2,124,638	138,335	2,009,801

Matter 3.	The ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014.

Shares Voted For	Shares Voted Against	Shares Voted Abstain	Broker Non-Votes
15,843,270	429,231	18,958	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANFIRST FINANCIAL CORP.

/s/ Michael Fitzpatrick
Michael Fitzpatrick
Executive Vice President and
Chief Financial Officer

Dated: May 12, 2014